UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/31/2008

Owens Corning
(Exact name of registrant as specified in its charter)

Commission File Number:  1-33100

Delaware	43-2109021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Owens Corning Parkway
Toledo, OH 43659
(Address of principal executive offices, including zip code)

(419) 248-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On January 29, 2008, Owens Corning (the "Company") filed a current report on Form 8-K to announce that it had reached definitive agreement with respect to the sale of the Company's composite manufacturing facilities in Battice, Belgium and Birkeland, Norway, as well as certain other assets related to the ongoing operation of such facilities (the "transaction"). The Company indicated that it expected the transaction to close during the first quarter of 2008.

Based on the current status of the review of the sale by the European Commission, Owens Corning now expects that the transaction will close during the second quarter of 2008. Consummation of the transaction remains subject to customary closing conditions, including regulatory approval.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: March 31, 2008	By:	/s/ Rodney A. Nowland
Rodney A. Nowland
Assistant Secretary